UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2011

Pet Airways, Inc.
(Exact Name of Registrant as Specified in its Charter)

Illinois	333-130446	20-3191557
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

777 E. Atlantic Avenue, Suite C2-264
Delray Beach, FL 33483
(Address of principal executive offices) (Zip code)

 408-248-6000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 3, 2011, Pet Airways, Inc., an Illinois corporation (“the Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Socius CG II, Ltd., a Bermuda exempted company (“Socius”), pursuant to which the Company secured $500,000 of immediate funding through the issuance and sale to Socius of 2,253,470 shares of the Company’s common A stock, no par value per share (the “Common Stock”) (such shares being the “Initial Purchase Shares” and such purchase being the “Initial Purchase”). In connection therewith, (i) the Company also issued to Socius a warrant to purchase up to 20,476,707 shares of the Company’s Common Stock (the “Warrant”), and (ii) Socius agreed to purchase from the Company up to $5.0 million (the “Aggregate Preferred Stock Purchase Price”) of the Company’s newly created perpetual and non-convertible Series A Preferred Stock (the “Preferred Stock”), at a price per share of $10,000, in one or more tranches (each a “Preferred Tranche”).  The Preferred Stock participates with the Common Stock in any dividends or distributions or change of control transactions as further described herein.  In connection with the Purchase Agreement, the Company also agreed to issue an additional 1,126,735 shares of Common Stock to Socius on the 75 day anniversary of the Initial Purchase as consideration for executing and delivering the Purchase Agreement (the “Commitment Shares”). The Commitment Shares shall not be issued to Socius and shall be held in abeyance (and Socius shall not have the right to, or be deemed to have, beneficial ownership of such Commitment Shares) to the extent that such issuance would result in Socius and its affiliates owning or being deemed the beneficial owner of more than 9.99% of the then issued and outstanding Common Stock.  The Warrants also do not permit issuance of Common Stock thereunder to the extent that such issuance would result in Socius and its affiliates owning or being deemed the beneficial owner of more than 9.99% of the then issued and outstanding Common Stock.  All of the foregoing was effectuated without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. These securities may not be transferred or sold absent registration under the Securities Act or an applicable exemption therefrom.

Additional Fundings through Perpetual, Non-Convertible Preferred Stock

Under the terms and subject to the conditions of the Purchase Agreement, from time to time over the two-years following the Initial Purchase, beginning on August 17, 2011, at the Company’s sole discretion, the Company may sell to Socius, and Socius will be obligated to purchase, shares of the Preferred Stock.  In order to effectuate such a sale, the Company will issue to Socius, subject to the terms and conditions of the Purchase Agreement (all of which conditions are outside of Socius’ control) one or more Preferred Tranche notices to purchase a certain dollar amount of such Preferred Stock (each such notice, a “Preferred Notice”).  Upon receipt of a Preferred Notice, Socius will be obligated, subject to the terms and conditions specified in the Purchase Agreement (which conditions are outside of Socius’ control), to purchase the Preferred Stock subject to such Preferred Notice on the 10th trading day after the date of the Preferred Notice.  Such conditions include, but are not limited to, the following: (i) the Common Stock must be listed for trading or quoted on a trading exchange or market, (ii) the representations and warranties of the Company set forth in the Purchase Agreement must be true and correct as if made on the date of each Preferred Notice (subject, however, to the Company’s ability to update disclosure exceptions to such representations and warranties through the Company’s SEC reports), (iii) the Company must not be in breach or default of the Purchase Agreement or any agreement entered into in connection therewith (the “Transaction Documents”), or any other material agreement of the Company, (iv) there shall have occurred no material adverse effect involving the Company or its business, operations or financial condition since the date of the Initial Purchase, (v) the absence of any law or judicial action prohibiting the transactions contemplated by the Purchase Agreement, or any lawsuit seeking to prohibit or adversely affect such transactions, and (vi) all necessary governmental, regulatory or third party approvals and consents must have been obtained. The maximum amount of each Preferred Tranche is limited to a dollar amount of Preferred Stock equal to the lesser of (a) 20% of the cumulative dollar trading volume of the Common Stock for the 10 trading day-period immediately preceding the applicable Preferred Notice date and (b) $5.0 million less the amount of any previously noticed and funded Preferred Tranches. In addition, each Preferred Notice after the first Preferred Notice may not be given sooner than the trading day after the date on which the closing for the prior Preferred Tranche has occurred.

A copy of the Purchase Agreement is attached as Exhibit 10.01 to this Current Report on Form 8-K. The description of certain terms of the Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.01 and is incorporated herein by reference.

Issuance of Warrant to Purchase Common Shares

On June 3, 2011, in connection with the Initial Purchase, the Company issued to Socius a five-year warrant (the “Warrant”) to purchase up to 20,476,707 shares of Common Stock at an initial Exercise Price of $1.02 per share (the “Original Exercise Price”). The Warrant is also exercisable on a cashless basis or through the issuance by the holder of a full-recourse secured promissory note in an initial principal amount equal to the aggregate exercise price (the “Secured Promissory Note”). Any Secured Promissory Note issued in connection with an exercise of the Warrant shall bear interest at 2% per year calculated on a simple interest basis. The entire principal balance and interest thereon shall be due and payable on the fourth anniversary of the date of the Secured Promissory Note. Any such Secured Promissory Note shall be secured by the borrower’s right, title and interest in certain securities held in the portfolio of the borrower with a fair market value equal to the principal amount of the Secured Promissory Note. Additionally, any portion of the Warrant may also be exchanged for shares of Common Stock based on a Black-Scholes calculation as more fully set forth in the Warrant.

The Warrant contains certain provisions that protect against dilution in certain events such as stock dividends, stock splits and other similar events. In addition, the Warrant has price-based anti-dilution protection in the event the Company issues securities at a value less than the Original Exercise Price, meaning the exercise price of the Warrant would be adjusted down on “full ratchet” basis.  Pursuant to the Warrant, any such anti-dilution adjustments shall be made on a pro-rata basis until such time as the Company has made dilutive issuances which exceed $5.0 million.

The Warrant shall not be exercisable or exchangeable by Socius (or any future holder) to the extent Socius (or such future holder) or any of its affiliates would beneficially own in excess of 9.9% of the Common Stock as a result of such exercise or exchange.

The description of certain terms of the Warrant set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Warrant, a copy of which is attached hereto as Exhibit 10.02 and is incorporated herein by reference.

Series A Preferred Stock

On May 27, 2011, the Company filed an amended and restated Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Illinois. A summary of the Certificate of Designations is set forth below:

Ranking and Voting. The Preferred Stock ranks, with respect to rights upon liquidation, winding-up or dissolution, (i) senior to the Common Stock, and any other classes of stock or series of preferred stock of the Company other than a class or series of preferred stock intended to be listed for trading and (ii) junior to and all existing and future indebtedness of the Company.

No right of Conversion. The Preferred Stock is not convertible into Common Stock.

Dividends and Other Distributions. Commencing on the date of issuance of any such shares of Preferred Stock, holders of Preferred Stock shall be entitled to receive dividends on each outstanding share of Preferred Stock, which shall accrue at a rate equal to 10% per annum from the date of issuance. Accrued dividends shall be payable upon redemption of the Preferred Stock. So long as any shares of Preferred Stock are outstanding, no dividends or other distributions may be paid, declared or set apart with respect to any junior securities other than dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock. After payment of dividends at the annual rates set forth above, any additional dividends declared shall be distributed ratably among all holders of Preferred Stock and Common Stock in proportion to the number of shares of Common Stock that would be held by each such holder of Preferred Stock as if the Preferred Stock were converted into Common Stock by taking the Series A Liquidation Value (as defined below) divided by the market price of one share of Common Stock on the date of distribution.

Liquidation. Upon any liquidation, dissolution or winding up of the Company after payment or provision for payment of debts and other liabilities of the Company and any liquidation preferences to the senior securities, before any distribution or payment is made to the holders of any junior securities, the holders of Preferred Stock shall first be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to the Series A Liquidation Value, after which any remaining assets of the Company shall be distributed ratably among the holders of the Preferred Stock and the holders of junior securities, as if the Preferred Stock were converted into Common Stock by taking the Series A Liquidation Value divided by the market price of one share of Common Stock on the date of distribution.

Redemption. The Company may redeem, for cash or by an offset against any outstanding note payable from Socius to the Company that was issued by Socius, any or all of the Preferred Stock at any time at a redemption price per share equal to $10,000 per share of Preferred Stock, plus any accrued but unpaid dividends with respect to such share of Preferred Stock (the “Series A Liquidation Value”).

The Preferred Stock has not been and will not be registered under the Securities Act and may not be transferred or sold absent registration under the Securities Act or an applicable exemption therefrom.

The description of certain terms of the Certificate of Designations set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Certificate of Designations, a copy of which is filed as Exhibit 10.03 hereto, and is incorporated herein by reference.

Registration Rights Agreement

On June 3, 2011, the Company entered into a Registration Rights Agreement (the “Rights Agreement”) with Socius, pursuant to which the Company agreed to file one or more Registration Statements on Form S-1 with the Securities and Exchange Commission (“SEC”) covering the resale of the Initial Purchase Shares, the Commitment Shares and the shares of Common Stock underlying the Warrant (the “Registrable Securities”). The initial registration statement must be filed within 15 days of the closing and be declared effective by the SEC within 60 days of the closing and shall cover the resale of an aggregate of 7,000,000 of the Registrable Securities (as adjusted for any stock split, stock dividend, recapitalization, exchange or similar event or otherwise), and upon such registration statement having been utilized for the disposition of 80% of the Registrable Securities initially covered thereby, the Company shall prepare and, as soon as practicable, but in no event later than two (2) Business Days thereafter, file an additional registration statement covering the resale of an additional 7,000,000 of the Registrable Securities (as adjusted for any stock split, stock dividend, recapitalization, exchange or similar event or otherwise), and upon such registration statement having been utilized for the disposition of 80% of the Registrable Securities initially covered thereby, the Company shall prepare and, as soon as practicable, but in no event later than two (2) Business Days thereafter, file an additional registration statement covering the remaining Registrable Securities. The Company shall be required to secure the effectiveness of any such follow-on registration statement when the prior registration statement covers only a remaining 1,050,000 shares.  In any event, the parties have agreed that in light of the illiquid nature of the Socius investment into the Company, on each day (each such day, a “Date of Determination”) after the effectiveness of the initial registration statement, the Company is required to maintain the effectiveness of a registration statement covering that number of shares equal to the lesser of (x) the quotient determined by dividing (A) twenty-five percent (25%) of the cumulative dollar trading volume of the Common Stock for the ten (10) trading day-period immediately prior to such Date of Determination by (B) the closing sale price of the Common Stock for the most recently completed trading day immediately prior to such Date of Determination and (y) the number of shares of Common Stock representing Registrable Securities that remain unsold by Socius.

The Rights Agreement contains certain payment requirements if the a registration statement is not filed on or before the applicable filing deadline ( a “Filing Failure”) or declared effective by the SEC by the applicable effectiveness deadline (an “Effectiveness Failure”). Additional payments will apply if a registration statement is not maintained effective with the SEC (a “Maintenance Failure”). In addition, the Company shall also be liable for certain payments if a registration statement is not properly available for use for any reason and the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (“Current Public Information Failure”). Upon the occurrence of a Filing Failure, Effectiveness Failure,  Maintenance Failure or Current Public Information Failure (collectively, a “Registration Rights Failure”), the Company shall be obligated to pay to each holder of Registrable Securities an amount equal to 2% of the fair market value of the Registrable Securities on the date of occurrence of each Registration Rights Failure and every 30 days thereafter until such Registration Rights Failure is cured.

The description of certain terms of the Rights Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Rights Agreement, which is filed as Exhibit 10.04 hereto, and is incorporated herein by reference.

Rule 144

In connection with the transactions contemplated by the Purchase Agreement, the Company has determined that its Current Report on Form 8-K filed with the SEC on August 17, 2010 (the “Super 8-K”) did not contain current “Form 10 information” within the meaning of Rule 144(i).  In addition, the Company has determined that, although it files reports voluntarily under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intends (and has agreed in the Rights Agreement) to continue to do so, the Company is not currently subject to the reporting requirements of Section 13 or Section 15 of Exchange Act. Pursuant to the Rights Agreement, the Company is required, as soon as practicable after the Initial Purchase, but in no event later than fifteen (15) calendar days after the Initial Closing, to file a new Current Report on Form 8-K (the “New Super 8-K”) containing all necessary “Form 10 information” within the meaning of Rule 144(i).  As a result of the foregoing, the Company has determined that Rule 144 will not be available to holders of its securities until it is subject to such reporting requirements and until at least one year has elapsed since the filing of the New Super 8-K.

Company Lock-up Agreements with Key Officers, Directors and 10% Shareholders.

In connection with the transactions contemplated by the Purchase Agreement and to facilitate the Company’s ability to purchase Preferred Stock in the future pursuant to the Purchase Agreement, and in view of the Company’s determination as to Rule 144 above, the Company has entered into certain Lock-Up Agreements with its key officers, directors and its only 10% shareholder. Such Lock-Up Agreements provide that such persons agree with the Company on an irrevocable basis that they will not sell shares of Common Stock other than pursuant to Rule 144 when it becomes available and that in any event they will not sell shares of Common Stock for 10 trading days after the delivery of a Preferred Notice.  The Lock-up Agreements cover other transactions which have economic similarity to the sale of Common Stock. The description of certain terms of the Lock-Up Agreements set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Lock-Up Agreements, the form of which is filed as Exhibit 10.05 hereto, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information provided under Item 1.01 regarding the unregistered sale of securities is hereby incorporated by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided under Item 1.01 regarding the filing of the Certificate of Designations is hereby incorporated by reference.

Item 8.01. Other Events.

On June 6, 2011, the Company issued a press release announcing the entry into the Purchase Agreement as set forth in Item 1.01 of this Current Report on Form 8-K. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

Exhibits.   The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit

10.01	Securities Purchase Agreement dated June 3, 2011
10.02	Warrant to Purchase Common A Stock
10.03	Amended and Restated Certificate of Designation of Series A Preferred Stock
10.04	Registration Rights Agreement dated June 3, 2011
10.05	Form of Lock-Up Agreement
99.1	Press Release dated June 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pet Airways, Inc.

Date: June 6, 2011	By:	/s/ Daniel Wiesel
Name: Daniel Wiesel
Title: Chief Executive Officer